                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES

                                                                                 Percentage of
                                                                                 Voting Stock
                                                  Jurisdiction                   Owned by the
                                                       of                         Company or
  Name                                            Incorporation                Other Subsidiary
  ----                                            -------------                ----------------

Alcoa - Superior, Inc. LLC                        Delaware, U.S.A.                   50%
                                                                               owned by Company

 Industrias Universales                                                              100%
       Unidas de Mexico, S.A.                     Mexico                       owned by Company

Suoftec Light Metal Products B.V.                 Netherlands                        100%
                                                                               owned by Company

        Suoftec Light Metal Products KFT          Hungary                             50%

Superior Engineered                                                                  100%
    Technologies, Inc.                            Delaware, U.S.A.             owned by Company

Superior Industries                                                                  100%
     de Mexico S.A. de C.V.                       Chihuahua, Mexico           owned by Company

Superior Industries International                                                    100%
     Distribution Corporation                     California, U.S.A.           owned by Company

        Superior Industries International -                                          100%
            Arkansas, Inc.                        Arkansas, U.S.A.

        Superior Industries International -                                          100%
            California, Inc.                      California, U.S.A.

        Superior Industries International -                                          100%
            Kansas, Inc.                          Kansas, U.S.A.

        Superior Industries International -                                          100%
            Michigan, Inc.                        Michigan, U.S.A.

        Superior Industries International -                                          100%
            Tennessee, Inc.                       Tennessee, U.S.A.

                                                                      Exhibit 21

                          LIST OF SUBSIDIARIES (CON'T)

                                                                    Percentage of
                                                                   Voting Stock
                                          Jurisdiction               Owned by the
                                               of                     Company or
  Name                                    Incorporation            Other Subsidiary
  ----                                    -------------            ----------------

Superior Industries Management                                           100%
     Corporation                          California, U.S.A.      owned by Company

Superior Industries                                                      100%
     International - P.R. Inc.            Delaware, U.S.A.        owned by Company

Superior Industries V.I., Inc.            Virgin Islands                 100%
                                                                  owned by Company

Topy-Superior Limited                     Tokyo, Japan                    50%
                                                                  owned by Company



                                       S-4